EXHIBIT 99

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
01/22/2009	Investors: Mary Kay Shaw, 630-623-7559
Media: Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL – McDonald’s Board of Directors declared a quarterly cash dividend today of $0.50 cents per share of common stock payable on March 16, 2009 to shareholders of record at the close of business on March 2, 2009.

Upcoming Communications
McDonald’s plans to release fourth quarter results on January 26, 2009 and will host an investor webcast at 10:30 a.m. Central Time.  A link to the live webcast will be available at www.investor.mcdonalds.com.  There will also be an archived webcast and podcast available for a limited time.

McDonald's is the leading global foodservice retailer with more than 31,000 local restaurants in more than 100 countries.  More than 75% of McDonald's restaurants worldwide are owned and operated by franchisees and affiliates.  Please visit our website at www.mcdonalds.com to learn more about the Company.

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